EXECUTION VERSION Genmab Matter Number: 63646 1 License Agreement between Genmab A/S as Genmab and Centessa Pharmaceuticals (UK) Limited as Centessa

EXECUTION VERSION i Genmab Matter Number: 59205 CONTENTS 1. Definitions and interpretation ............................................................................................. 1 2. Research Period and Reserved Targets .......................................................................... 16 3. Availability Assessment ................................................................................................... 18 4. Option Exercise and Optioned Targets ............................................................................ 19 5. Licenses .......................................................................................................................... 19 6. Exclusivity ........................................................................................................................ 21 7. Know-How and Assistance to be provided by Centessa .................................................. 21 8. Development, Manufacture and Commercialization ......................................................... 22 9. Regulatory ....................................................................................................................... 23 10. Governance and reporting ............................................................................................... 23 11. Financial provisions ......................................................................................................... 26 12. Records and auditing ....................................................................................................... 31 13. Intellectual property rights ................................................................................................ 32 14. Confidentiality .................................................................................................................. 38 15. Representations and Warranties...................................................................................... 40 16. Indemnity ......................................................................................................................... 43 17. Limitation of liability.......................................................................................................... 44 18. Term and termination ....................................................................................................... 44 19. Dispute resolution ............................................................................................................ 48 20. Change of Control ........................................................................................................... 50 21. Miscellaneous .................................................................................................................. 51 Schedule 1 : LICENSED PATENTS ............................................................................................ 57 Schedule 2 : Initial Reserved Targets .......................................................................................... 58 Schedule 3 : Research work Plan ............................................................................................... 59 SCHEDULE 4 : UNAVAILABLE TARGETS AT THE EFFECTIVE DATE .................................. 60 SCHEDULE 5 : CENTESSA CD3 BINDERS .............................................................................. 61

EXECUTION VERSION Genmab Matter Number: 59205 2 “Acquired Competing Program” has the meaning set out in Section 20.1(D)(2). “Acquirer” means the Third Party acquiring control of Centessa pursuant to a Change of Control and any of such Third Party’s Affiliates from time to time (other than Centessa and its Affiliates in existence prior to the consummation of the Change of Control). “Acquisition” means Centessa or its Affiliates: (a) become the beneficial owner (directly or indirectly) of more than 50% of the voting shares of a Third Party; (b) consolidates with or merges into or with a Third Party pursuant to a transaction in which more than 50% of the voting shares of the acquired or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of such Third Party immediately preceding such consolidation or merger and instead held by Centessa or its Affiliates; or (c) purchases or has transferred to it all or substantially all of a Third Party’s assets. “Affiliate” means with respect to any Party, any Person controlling, controlled by or under common control with such Party. For the purposes of this definition, “control” shall mean: (A) direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such Person; or (B) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management of or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Agent” shall mean the Third Party agent appointed and engaged by Centessa which shall confidentially maintain a list of Unavailable Targets and who shall be used for the purpose of checking availability of Targets pursuant to Article 3. “Agreement” means this License Agreement. “Alliance Manager” has the meaning set out in Section 10.1. “Biosimilar” means: (A) in respect of a Licensed Product sold in the United States, a biological product approved under the Public Health Service Act 351(k) that is highly similar to such Licensed Product, notwithstanding minor differences in clinically inactive components, and for which there are no clinically meaningful differences between the biosimilar and the Licensed Product in terms of the safety, purity and potency; (B) in respect of a Licensed Product sold in the EU, a biological product approved under Article 10(4) of Directive 2001/83/EC and Section 4, Part II, Annex I to such Directive based on the demonstration of the similar nature of such biological medicinal product and Licensed Product; and (C) in respect of a Licensed Product sold outside the United States and the EU, a biological product approved under a similar regulatory pathway as in the United States and in the EU, if such pathway exists. “Breaching Party” has the meaning set out in Section 18.3. “Business Day” means any day other than Saturday, Sunday, and/or any bank or other Federal holidays in the Netherlands, Denmark or England.

EXECUTION VERSION Genmab Matter Number: 59205 5 “Development” or “Develop” means with respect to a Licensed Product any and all non- clinical and clinical research and drug development activities conducted after filing of an IND for such Licensed Product, relating to obtaining or maintaining Marketing Approvals of the Licensed Product, including toxicology, pharmacokinetic studies, pharmacology and other discovery efforts, translational research and biomarker activities, statistical analysis, analytical test method development and stability testing, formulation development, delivery system development, quality assurance and quality control development, Manufacturing process development and improvement, Manufacturing process validation, Manufacturing process scale-up, Clinical Studies (including pre-Regulatory Approval studies (e.g. Phase I Clinical Studies, Phase II Clinical Studies and Phase III Clinical Studies), post-Regulatory Approval studies (e.g. Phase IV Clinical Studies) and post-Regulatory Approval investigator sponsored Clinical Studies), regulatory affairs activities, and Regulatory Approval and Clinical Study regulatory activities (excluding regulatory activities directed to obtaining Pricing and Reimbursement approvals), but excludes Manufacture and Commercialization activities. “Development Milestone” has the meaning set out in Section 11.3. “Disclosing Party” has the meaning set out in Section 14.1(A). “Dispute” has the meaning set out in Section 19.1. “Early Access Program” or “EAP” means any program to provide patients with a Licensed Product prior to Marketing Approval and prior to First Commercial Sale in any country in the Territory. Early Access Programs include treatment INDs / protocols, named patient programs and compassionate use programs. For clarity, an EAP with respect to any of the Licensed Products may continue to be performed following Marketing Approval of such Licensed Product and costs may continue to be incurred in accordance with the performance of such EAP after Marketing Approval. “Effective Date” means the date written in the first sentence of the preamble to this Agreement. “European Union” or “EU” means the countries of the European Economic Area, as it is constituted on the Effective Date and as it may be expanded or reduced from time to time after the Effective Date. “Exclusive Commercial License” has the meaning set forth in Section 5.2(A). “Exclusive Research License” has the meaning set forth in Section 5.1(A). “Executive Officers” means (A) for Genmab, of Genmab (or if such position no longer exists, another C-level senior executive officer designated by Genmab and having the requisite decision-making authority and expertise within Genmab to make decisions related to the Dispute so referred to such designee) and (B) for Centessa, of Centessa (or his/her designee having the requisite decision-making authority and expertise within Centessa to make decisions related to the Dispute so referred to such designee). If the position of any of the Executive Officers identified in this definition no longer exists due to a corporate reorganization, corporate restructuring or the like that results in the elimination of the identified position, the applicable Executive Officer shall be replaced with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer. “FDA” means the United States Food and Drug Administration or any successor agency thereto.

EXECUTION VERSION Genmab Matter Number: 59205 6 “Field” means any and all uses, including but not limited to any uses for the prophylaxis, diagnosis or treatment of human conditions and diseases. “Financial Lender” means, as of the Effective Date, , and during the Term, any other financial lender to Centessa in connection with a financing (including the granting of a security interest in or lien on Centessa’s rights under this Agreement and the Licensed Technology in connection with any financing and following an event of default under any such financing subject to Genmab’s rights hereunder and thereunder). “First Commercial Sale” means, with respect to a Licensed Product in a country or region, the first commercial sale of such Licensed Product whether by Genmab or its Affiliates or their sub-licensees to a Third Party purchaser in an arms-length transaction in such country or region after all Regulatory Approvals (for the avoidance of doubt, including Pricing & Reimbursement Approval) has been obtained in such country or region for the marketing or sale of such Licensed Product for which monetary value has been received. Any sales of Licensed Products for Clinical Study purposes, Early Access Programs (including for compassionate use, named patient use or similar uses), patient assistance, or test marketing programs, or promotional or advertising purposes or for free samples, or other similar programs, or studies where Licensed Products are supplied, shall not constitute a First Commercial Sale. Donations for charity reasons (for which no monetary consideration is received) shall also not constitute a First Commercial Sale. In addition, sales of such Licensed Product by and between a Party, its Affiliates and/or their sub-licensees, or between the Parties (or their respective Affiliates) and/or their sub-licensees, shall not constitute a First Commercial Sale. “Foreground IP” has the meaning set out in Section 13.2. “Force Majeure” means any event or circumstance which is beyond the reasonable control of a Party, which a Party could not reasonably be expected to have taken into account on the Effective Date, and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement. Force Majeure shall include an act of God, act of terrorism, voluntary or involuntary compliance with any Law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, pandemic, failure or default of public utilities or common carriers or destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. “FTO License” has the meaning set out in Section 13.4. “GAAP” means either United States generally accepted accounting principles (US GAAP) or International Financial Reporting Standards (IFRS) applied by the relevant Party on a consistent basis across the books and records of such Party, including the reporting of its quarterly and annual accounts. “Genmab Background IP” has the meaning set out in Section 13.1(A). “Genmab Foreground IP” has the meaning set out in Section 13.2(A). “Genmab Indemnified Parties” has the meaning set out in Section 16.1. “Governmental Authority” means: (A) any federal, state or local government, or political subdivision thereof; or (B) any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

EXECUTION VERSION Genmab Matter Number: 59205 12 “Patent Rights” means any and all of the following: (A) patent applications (including provisional patent applications) and patents (including the inventor’s certificates); (B) any provisional, substitution, extension (including supplementary protection certificate), registration, confirmation, reissue, continuation, divisional, continuation- in-part, reexamination, renewal, extensions or additions, or the like arising from, claiming priority to, claiming priority from, or based upon any such patent applications and patents referred to in (A); and (C) any foreign counterparts of any of the foregoing. “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof. “Phase I Clinical Study” means a human clinical study of a Licensed Product that is intended to initially evaluate the safety, metabolism and pharmacokinetics of the Licensed Product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical study in a country in the Territory other than the United States. For clarity, a Phase I Clinical Study shall include a Phase I/II Clinical Study until the point in such Phase I/II Clinical Study when the cohort is expanded beyond the original Phase I/II Clinical Study design so that the Phase I/II Clinical Study becomes prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Study, at which point it shall be deemed a Phase II Clinical Study. "Phase I/II Clinical Study” means a human clinical study of a Licensed Product which has the following two (2) main objectives: (i) determining preliminary safety, and (ii) determining preliminary efficacy parameters in appropriate patients. Such Phase I/II Clinical Study will often be split into two (2) parts, where the first part is intended to determine the maximum tolerated dose, and the second part is intended to determine preliminary efficacy parameters and additional safety data. “Phase II Clinical Study” means a human clinical study of a Licensed Product for which the primary endpoints include a determination of safety, dose ranges or an indication of efficacy in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent clinical study in a country in the Territory other than the United States, and that is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Study for a particular identified Indication. For the purposes of this Agreement, a Phase II Clinical Study shall not include a Phase I/II Clinical Study unless and until the point in such Phase I/II Clinical Study when the cohort is expanded beyond the original Phase I/II Clinical Study design so that the Phase I/II Clinical Study becomes prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Study for a particular Indication, in which case, a Phase II Clinical Study shall be deemed to have commenced in respect of that Indication (and such Phase I/II Clinical Study shall thereafter be deemed to be a Phase II Clinical Study in respect of that Indication only). “Phase Ill Clinical Study” means a human clinical study of a Licensed Product (regardless of whether actually designated as “Phase Ill”) that is prospectively designed to provide sufficient data to demonstrate statistically whether such Licensed Product is safe and effective for use in humans in the indication being investigated as described in 21 C.F.R. §312.21(c), or an equivalent clinical study in a country in the Territory other than the United States.

EXECUTION VERSION Genmab Matter Number: 59205 16 “Valid Claim” means: (a) a claim of any granted and unexpired Patent Right that has not been revoked, cancelled or held unpatentable, unenforceable or invalid by a decision of a court or Governmental Authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed, abandoned, cancelled, or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a claim of a pending application for a Patent Right that has not been cancelled, withdrawn or abandoned or finally rejected by a Governmental Authority of competent jurisdiction from which no appeal can be taken and that has been prosecuted in good faith and not been pending for more than from the date of its earliest priority date. “VAT” has the meaning set out in Section 11.16. 1.2 Headings and titles to the Articles, Sections and Schedules of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision herein 1.3 Unless the context otherwise requires, all references to a particular Article, Section or Schedule shall be a reference to that Article, Section or Schedule in or to this Agreement. 1.4 Unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa. Except where the context otherwise requires, wherever used, the word “or” is used in the inclusive sense (and/or). 1.5 Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the generality of the words preceding those terms. 1.6 Any reference to a statute, statutory provision or subordinate legislation (legislation) (except where the context otherwise requires): (A) shall be deemed to include any by laws, licenses, statutory instruments, rules, regulations, orders, notices, directions, consents or permissions made under that legislation; and (B) shall be construed as referring to any legislation which replaces, re-enacts, amends or consolidates such legislation (with or without modification) at any time. 1.7 Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of it being a “Business Day” or a number of “Business Days”) is a reference to a calendar day or a number of calendar days. If any action or notice is to be taken on or given by a particular calendar day which is not a Business Day, then such action or notice may be taken or given on the next Business Day. 1.8 The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. 1.9 Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. 2. Research Period and Reserved Targets

EXECUTION VERSION Genmab Matter Number: 59205 18 2.6 During the Research Period, Genmab shall conduct its research with respect to a Reserved Target pursuant to a research plan to be prepared by Genmab, at its sole discretion (the “Research Plan”). A copy of the Research Plan will be provided by Genmab to Centessa promptly following its preparation. A Research Plan may comprise one or more Reserved Targets. The Research Plan may be amended by Genmab from time-to-time and at its sole discretion. In case Genmab amends the Research Plan with respect to a Reserved Target, Genmab shall provide to Centessa a copy of such amendment (or, at Genmab’s election, an updated version of the Research Plan as amended) without undue delay following such amendment. An initial draft of the Research Plan with respect to the Initial Reserved Targets is attached hereto as Schedule 3. Genmab shall keep Centessa updated through the Research Committee with regard to its progress under the Research Plan in accordance with Section 10.2. For the avoidance of doubt, it is agreed that Genmab shall not commence any Clinical Studies (including screening of subjects) in respect of a Product Candidate prior to exercising its Option. 2.7 A Reserved Target shall become a terminated Target (“Terminated Target”) on the earlier of: (A) the date Genmab notifies Centessa in writing of its decision (such decision to be made by Genmab at its sole discretion) to discontinue its Research Plan activities in respect of such Reserved Target; or (B) the date Genmab notifies Centessa in writing of its decision (such decision to be made by Genmab at its sole discretion) to replace such Reserved Target with another available Target by providing a Reservation Notice pursuant to Section 2.3 above; or (C) the date of expiry of the Option Period for such Reserved Target and Genmab has not exercised its Option with respect to such Reserved Target within such Option Period pursuant to Article 4 below. As of the date a Reserved Target becomes a Terminated Target pursuant to Section 2.7 above, then subject to the provisions set out in Sections 18.7,18.8, 18.10, all rights and obligations under the Agreement relating to such Terminated Target (including the exclusivity obligation with respect to such Reserved Target before it became a Terminated Target pursuant to Section 6.1) and to any Product Candidates against such Terminated Target shall terminate. 3. Availability Assessment 3.1 During the Nomination Period, Genmab may check the availability of a potential exclusive research and commercial license pursuant to Sections 5.1(A) and 5.2(A) with respect to one or more Targets as follows: (A) At any time, Genmab may notify Centessa in writing that it wishes to check such availability, including the number of Targets it wishes to check. Upon such request, Centessa shall promptly (and in any event no later than after receipt of such notification from Genmab) (i) inform its Agent of the number of Targets that Genmab wishes to check and (ii) either (a) provide the Agent with an up-to-date and complete list of any pre-existing restrictions that may restrict the availability of such potential exclusive research and commercial license, or (b) confirm to the Agent that the previous list that it had provided to the Agent remains up-to-date and complete.

EXECUTION VERSION Genmab Matter Number: 59205 22 7.1 Promptly following the Effective Date (and, in any event, ), Centessa shall provide Genmab with copies of (and if reasonably requested by Genmab, physical access to the originals of) the Licensed Know-How in existence at the Effective Date. From time to time during the Term, on Genmab’s written request (and at its reasonable cost), Centessa shall promptly provide Genmab with copies of any other Licensed Know-How which may come into existence after the Effective Date. 7.2 On Genmab’s reasonable written request (and at its reasonable cost), Centessa shall promptly provide Genmab with reasonable technical assistance and reasonably cooperate with Genmab to demonstrate the Licensed Know-How and to facilitate Genmab’s use, research and manufacture (whether by itself, an Affiliate or a Third Party) of any Product Candidate and Genmab’s use, research, Development, Manufacturing, Commercialization and other exploitation of the Licensed Products. 8. Development, Manufacture and Commercialization 8.1 Subject to the terms and conditions of this Agreement, as between the Parties, Genmab shall, at its sole discretion, be solely responsible for the research, Development, Manufacture, Commercialization and other exploitation of the Licensed Products in the Field throughout the Territory, including: (a) the performance of preclinical studies and Clinical Studies in respect of any Licensed Product, (b) the preparation and submission of Regulatory Filings for Regulatory Approvals for any Licensed Product, (c) the Manufacture and supply of any Licensed Product for Development use and Commercialization, and (d) the marketing, promotion, distribution and sale of any Licensed Product. As between the Parties, save as expressly stated otherwise in this Agreement, Genmab shall bear all of the costs and expenses incurred during the Term in connection with such research, Development, Manufacture, Commercialization and other exploitation of any Licensed Products in the Field in the Territory. As between the Parties, such research, Development, Manufacture, Commercialization and other exploitation of any Licensed Product in the Field in the Territory may be conducted at Genmab’s sole discretion. 8.2 Each Party covenants that in performing its obligations or exercising its rights under this Agreement: (A) it shall comply with all applicable Laws; and (B) it shall not employ or engage any Person who has been debarred or disqualified by any Regulatory Authority or, to its knowledge, is the subject of debarment or disqualification proceedings by any Regulatory Authority. 8.3 On an Optioned Target-by-Optioned Target basis, Genmab shall, directly or through one or more of its Affiliates or sub-licensees, use Commercially Reasonable Efforts to research, Develop, Manufacture and Commercialize . 8.4 The Parties acknowledge and agree that Genmab may, at its discretion, research, Develop and/or Manufacture Product Candidates and/or research, Develop, Manufacture, Commercialize and/or otherwise exploit any Licensed Product in collaboration with its Affiliates, sub-licensees and/or Third Parties. 8.5 Genmab and its Affiliates and sub-licensees shall have the right to engage subcontractors to Develop, Manufacture and/or Commercialize the Licensed Product, provided that any such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement and any such subcontracting shall not relieve Genmab of its obligations under this Agreement.

EXECUTION VERSION Genmab Matter Number: 59205 31 If any upfront fee, Milestones, royalties or other sums payable hereunder remain unpaid after the date on which they became past due, the owed Party may seek interest from the owing Party calculated from the date upon which the sums became past due until payment thereof, at the annual rate of above the Secured Overnight Financing Rate (SOFR) or its successor rate. 11.15 Income Tax For clarity, each Party shall be solely responsible for the payment of all Taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement. 11.16 VAT All sums payable under or pursuant to this Agreement are exclusive of value added tax (“VAT”) (if applicable). Accordingly, if under applicable Law any taxable supply for VAT purposes is made under or in connection with this Agreement by Centessa to Genmab, Genmab shall, in addition to any payment for that supply, pay Centessa such VAT as is chargeable in respect of the supply at the same time as payment is due. Upon Centessa’s written request, Genmab shall promptly provide Centessa with details of Genmab’s VAT registration number. Centessa shall provide Genmab with a valid VAT invoice in respect of any payment of VAT. 11.17 Withholding Tax In the event that Genmab is required, by Law, to withhold any Taxes from any payment due to Centessa under this Agreement, such amount shall be deducted from the payment to be made by Genmab and paid by Genmab to the proper taxing authority. Any such Tax required to be withheld will be an expense of and borne by Centessa. Genmab and Centessa will reasonably cooperate with respect to all documentation required by any Governmental Authorities or reasonably requested by Genmab or Centessa to secure a reduction in the rate of applicable withholding Taxes. If Genmab had a duty to withhold Taxes in connection with any payment it made to Centessa under this Agreement, but Genmab failed to withhold, and such Taxes were assessed against and paid by Genmab, then Centessa will reimburse such paid amounts to Genmab (including interest and penalties) upon Genmab furnishing to Centessa documentary evidence reasonably satisfactory to Centessa evidencing such payment. No deduction shall be made, or a reduced amount shall be deducted, if Centessa furnishes a document from the appropriate Governmental Authorities to Genmab certifying that payments by Genmab under this Agreement are exempt from such Taxes, levies or other duties or subject to reduced Tax rates, according to the applicable convention for the avoidance of double taxation. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time- to-time in effect. 12. Records and auditing 12.1 Genmab shall maintain complete and accurate books, records and accounts used for the determination of any Milestone or royalty payment obligations under this Agreement, which books, records and accounts will be retained by Genmab for a minimum of after the end of the period to which such books, records and accounts pertain.

EXECUTION VERSION Genmab Matter Number: 59205 32 12.2 Centessa shall have the right to have an independent certified public accounting firm of internationally recognized standing, reasonably acceptable to Genmab, have access during normal business hours, and upon timely request and at least days prior written notice, to such records of Genmab and its Affiliates as may be reasonably necessary to verify the accuracy of any Milestone or royalty payment made for any Calendar Quarter ending not more than prior to the date of such request; provided, however, that Centessa shall not have the right to conduct more than one such audit in any consecutive Calendar Quarters. The accounting firm conducting the audit for Centessa may be required to agree to reasonable confidentiality obligations with Genmab prior to conducting the audit, and the accounting firm will disclose to the Parties only whether the data reported by Genmab is correct or incorrect and the specific details concerning any discrepancies. Centessa shall bear all costs of such audit, unless the audit reveals a discrepancy in Centessa’s favor of more than in which case Genmab shall bear the cost of the audit for the subject period. The accounting firm shall share any draft audit reports with Genmab before such draft audit reports are shared with Centessa and before the final audit report is issued. The Parties shall discuss in good faith any disagreement in respect of the audit report. All information, data, documents and abstracts referred to shall be used only for the purpose of verifying any Milestone or royalty payment obligation under this Agreement, and shall be treated as Genmab’s Confidential Information subject to use and disclosure restrictions and the confidentiality obligations of this Agreement. 12.3 If, based on the results of any audit, additional payments are owed to Centessa under this Agreement, then Genmab shall make such additional payments within days after receipt of an invoice from Centessa in respect of any required additional payment based on the accounting firm’s written report as delivered to both Parties. If, based on the results of any audit, any payments made by Genmab to Centessa exceeded the amounts actually due and payable under this Agreement, then Centessa shall return such excess to Genmab within days after receipt of an invoice from Genmab in respect of any required additional payment based on the accounting firm’s written report as delivered to both Parties. 12.4 The failure of a Party to challenge or request verification of any payment calculation within the period during which corresponding records must be maintained under this Article 12 shall be deemed to be acceptance of the payment and reports for the relevant Calendar Quarter. 13. Intellectual property rights 13.1 Background IP (A) As between the Parties, Genmab shall solely own all Know-How and other Intellectual Property Rights Controlled by Genmab or its Affiliates as of the Effective Date or acquired (whether through ownership or license),created, generated, developed, made, invented, conceived, or first reduced to practice by or on behalf of Genmab or its Affiliates during the term of the Agreement independent of the activities under the Agreement (“Genmab Background IP”). Nothing in the Agreement shall constitute a transfer of ownership or grant of a license to Centessa of any Genmab Background IP. (B) As between the Parties, Centessa shall solely own all Know-How and other Intellectual Property Rights Controlled by Centessa or its Affiliates as of the Effective Date or acquired (whether through ownership or license), created, generated, developed, made, invented, conceived or first reduced to practice by or on behalf of Centessa or its Affiliates during the term of the Agreement independent of the activities under the Agreement (“Centessa Background IP”). 13.2 Ownership of Foreground IP

EXECUTION VERSION Genmab Matter Number: 59205 35 (A) Centessa, at its sole expense and in its sole discretion, shall be solely responsible for Prosecuting the Licensed Patents, acting in good faith consistent with its customary policy with respect to Patent Rights and its reasonable business judgment. Centessa shall keep Genmab reasonably informed about the Prosecution of any Licensed Patents in the Field in the Territory and shall provide Genmab with a reasonable opportunity to review and comment (solely to the extent such comments will impact a Licensed Product) on material communications and filings with any patent authority in connection with a Licensed Patent and Centessa shall consider in good faith Genmab’s comments and reasonable requests with respect to such Prosecution (solely to the extent such comments will impact a Licensed Product), but, for the avoidance of doubt, shall, subject to Section 13.7(B) below, decide (at its sole discretion) whether to adopt any of Genmab’s comments or requests. Genmab will provide all comments in a timely manner having regard to all relevant filing and patent authority deadlines. (B) With respect to national validation of regional patents filed with respect to any Licensed Patent, Centessa shall notify Genmab of any decision not to validate in any country in the region and shall, unless Centessa has a bone fide strategic reason for not validating the applicable Licensed Patent in such country, permit Genmab and Genmab may, at its discretion and sole expense, validate such Licensed Patent in the relevant country in Centessa’s name. For clarity, any Licensed Patent which is validated by Genmab in Centessa’s name pursuant to this Section 13.7(B) shall continue to be treated as a Licensed Patent and, save as expressly stated otherwise above, the Parties respective rights and obligations under this Agreement in respect of such Licensed Patents shall be unchanged. (C) Genmab shall, at its own expense and in its sole discretion, be solely responsible for Prosecuting any Patent Rights claiming Genmab Foreground IP. (D) The Party who is not responsible for Prosecuting the relevant Patent Rights under this Section 13.7, shall at all times cooperate reasonably in connection with such Prosecution, as reasonably requested by the other Party including executing necessary powers of attorney and assignments by the named inventors and obtaining execution of such other documents which may be needed in the Prosecution of each such Patent Rights. (E) At Genmab’s request, the Parties shall cooperate in the identification of Patent Rights claiming, Covering or directed to a given Licensed Product that may be extended. Genmab shall thereafter take the lead, and Centessa shall assist where needed, in securing patent term restorations, supplementary protection certificates or their equivalents, and other forms of patent term extensions, for a given Licensed Product with respect to any applicable Licensed Patent or Product IP (as applicable) in any country or region in the Territory where applicable; provided that Genmab has the final decision-making authority with respect thereto. 13.8 Common Interest Disclosures

EXECUTION VERSION Genmab Matter Number: 59205 36 With regard to any information (including materials) or opinions disclosed pursuant to this Agreement by one Party (or its Affiliate) to the other (or its Affiliate) regarding Intellectual Property Rights owned or controlled by Third Parties, the Parties agree that they have a common legal interest in determining whether, and to what extent, Intellectual Property Rights of Third Parties may affect the Development, Manufacture and/or Commercialization of any Licensed Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of Intellectual Property Rights relating to the Development, Manufacture and/or Commercialization of any Licensed Products. Accordingly, the Parties agree that all such information (including materials) and opinions obtained by one Party (or its Affiliate) from the other Party (or its Affiliate) will be used solely for purposes of the Parties’ common legal interest with respect to performing activities under this Agreement. All information (including materials) and opinions will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information (including materials) and opinions, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information (including materials) and opinions. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party. 13.9 Patent enforcement and defense (A) Each Party shall promptly notify the other Party if it becomes aware of any infringement by a Third Party of any of the Licensed Patents (“Infringement”). (B) Subject to Section 13.9(E), Centessa shall have the first right, but not the obligation, to bring and control any Action in connection with any Infringement of the Licensed Patents in the Territory at its own expense and as it reasonably determines appropriate. If the Infringement is directed to or is reasonably expected to materially adversely impact a Licensed Product and Centessa decides not to enforce the Licensed Patents against such Infringement or does not bring such Action or otherwise take commercially reasonable action to abate such Infringement before the earlier of: (i) ninety (90) days after the notice provided pursuant to Section 13.9(A), or (ii) ten (10) Business Days before the time limit (if any) set forth in Law for the filing of such Action (provided that notice of Infringement has been provided pursuant to Section 13.9(A) prior to such time limit), then Genmab shall have the right to bring and control any Action in connection with such Infringement in the Territory at its own expense. (C) At the request and expense of the Party bringing the action under Section 13.9(B) above, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a plaintiff party to the Action if required by Law to pursue such Action. In connection with any such proceeding, the enforcing Party shall keep the other Party reasonably informed of the status and progress of such enforcement Action, and shall reasonably consider the other Party’s comment on any such efforts. The non- enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

EXECUTION VERSION Genmab Matter Number: 59205 39 14.2 The foregoing obligations in Section 14.1 shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information: (A) is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records; (B) is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party; (C) is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or (D) is developed by the Receiving Party independently and without use of, or reference to, any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records. Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. 14.3 Notwithstanding the obligations set forth in Section 14.1, a Party may disclose the other Party’s Confidential Information without the prior written consent of such other Party: (A) to the extent such disclosure is required by Law, judicial or administrative process, provided that in such event the Receiving Party shall (to the extent permitted by Law) promptly inform the Disclosing Party of such required disclosure and provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to this Section 14.3(A) shall remain otherwise subject to the confidentiality and non-use provisions of this Article 14, and the Receiving Party disclosing Confidential Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information; and (B) in securities filings with the Securities Exchange Commission (or equivalent foreign agency) to the extent required by Law after complying with the following procedure (B). In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than five (5) days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by Law. The Party seeking such disclosure shall use reasonable endeavors to obtain confidential treatment of the Confidential Information of the other Party including the terms of this Agreement from the Securities Exchange Commission (or equivalent foreign agency) as represented by the redacted version of this Agreement reviewed by the other Party.

EXECUTION VERSION Genmab Matter Number: 59205 40 14.4 Centessa shall not publish nor otherwise publicly disclose any Confidential Information, or any other information not otherwise considered Confidential Information but specifically relating to any Reserved Target, Optioned Target, Product Candidate and/or Licensed Product, without the prior written consent of Genmab (not to be unreasonably withheld, delayed or conditioned). Genmab shall have the right to publish details of any preclinical studies or Clinical Studies and the results thereof relating to the Licensed Products on relevant clinical trial registries as required by Law without any prior review by, or consent of, Centessa provided, Centessa is notified in writing in advance of any material publications (determined by Genmab acting reasonably). For the avoidance of doubt, Centessa shall, following publication by Genmab, and upon Genmab’s written consent where the publication has been made to a limited group, be entitled to make use of such publication (as adapted based on Genmab’s reasonable request), and subject to compliance with applicable Law. 14.5 If Genmab wishes to publish (including in manuscripts, abstracts, texts of poster presentations and other external presentations) any information, data or results relating to a Licensed Product which contains Confidential Information of Centessa, other than the Pre- approved Wording, it shall provide Centessa with the opportunity to review and comment on such proposed publication at least prior to its intended submission for publication. Genmab shall: (i) consider in good faith any comments thereto provided by Centessa within such period; and (ii) remove any Confidential Information of Centessa identified by Centessa as part of its review. For the purposes of the foregoing, Centessa shall be deemed to have given its prior written consent to Genmab’s proposed publication or presentation if it does not notify Genmab in writing of its objection thereto within such review period. The contents of any publication or presentation that has been reviewed and approved by Centessa in accordance with this Section 14.5 may be re-released by Genmab without a requirement for re-approval. Subject to the foregoing, Genmab may freely publish information, data or results relating to the Licensed Product. 14.6 Centessa shall within Days upon request from Genmab, provide approved specific wording relating to the Centessa Technology for use in future references by Genmab and, unless Centessa provides amended wording to Genmab, Genmab shall be free to use such wording in publications, presentations or other public announcements of Genmab when describing the Centessa Technology without first consulting Centessa. Such approved specific wording (or, if appliable, such amended wording) that has been provided by Centessa to Genmab in accordance with the foregoing sentence is referred to as “Pre- approved Wording”. 14.7 Each Party may make a public announcement concerning the entry into this Agreement at an agreed time after the Effective Date, which announcement is to be mutually agreed upon by the Parties or otherwise approved by the other Party prior to making such public announcement. Each Party shall have the right to use the other Party’s name and logo in presentations, the company’s website, collateral materials, corporate overviews and other public disclosures contemplated by Sections 14.3 and 14.3(B), in each case only to describe the licensing relationship, and without disclosing Confidential Information of the other Party or the terms of this Agreement which shall remain subject to the confidentiality and non-use obligations of Article 14. Any other use by a Party of the other Party’s name and logo shall be subject to such other Party’s prior written consent. 15. Representations and Warranties 15.1 Each Party represents, warrants and undertakes to the other Party that it:

EXECUTION VERSION Genmab Matter Number: 59205 44 16.4 Save as stated otherwise in Section 13.9(G), within after delivery of a notice of any Claim in accordance with Section 16.3, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense. 16.5 The Party controlling the defense of any Claim shall keep the other Party advised of the status of such Claim and the defense thereof and shall reasonably consider recommendations made by the other Party with respect thereto. The other Party shall cooperate fully with the Party controlling such defense and its Affiliates and agents in the defense of the Claim (all out-of-pocket costs of such cooperation to be borne by the Indemnifying Party). 16.6 The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or adversely affects the Indemnified Party’s Intellectual Property Rights without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. 16.7 Each Indemnified Party shall take and shall procure that its Affiliates and (if applicable) sub- licensees take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 16. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it. 17. Limitation of liability 17.1 Subject to Section 17.1, neither Party shall be liable to the other Party for any special, consequential, incidental, punitive or indirect damages (including indirect loss of profit) arising from or relating to any breach of this Agreement whether under contract, tort or otherwise, regardless of any notice of the possibility of such damages. Notwithstanding the foregoing, nothing in this Section 17 is intended to or shall limit or restrict a Party’s liability under Sections 16.1 or 16.1 or damages available for a Party’s breach of the confidentiality provisions in Article 14. 17.2 Neither Party limits or excludes its liability for fraud, fraudulent concealment or fraudulent misrepresentation, nor for death or personal injury arising from its negligence. 18. Term and termination 18.1 The term of this Agreement shall commence upon the Effective Date and, unless earlier terminated pursuant to this Article 18, shall remain in effect either: (A) if Genmab has not exercised any of its Options with respect to any Reserved Targets within the Research Period, until the expiration of the Research Period; or (B) if Genmab has exercised any of its Options with respect to any Reserved Targets within the Research Period, on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the Royalty Term for such Licensed Product in such country,

EXECUTION VERSION Genmab Matter Number: 59205 45 (the applicable period, the “Term”). For clarity, expiration of this Agreement in respect of a Licensed Product in a country shall not terminate the Agreement in respect of other Product Candidates and/or Licensed Products directed against the same Optioned Target in that country. 18.2 Upon the expiration (but not earlier termination) of the Royalty Term for a particular Licensed Product in a particular country and provided that all outstanding amounts properly owed under Article 11 have been paid by Genmab, the license granted by Centessa to Genmab under Section 5.2(A) for such Licensed Product in such country shall continue and become fully-paid, royalty-free, non-exclusive, freely transferable and sub-licensable, non-terminable, perpetual and irrevocable with no further obligation to Centessa. 18.3 Upon any material breach of this Agreement by a Party (the “Breaching Party”), where such material breach cannot adequately be cured through monetary damages as a remedy, the other Party (the “Non-Breaching Party”) may elect to terminate this Agreement: (i) in part in respect of the Reserved Target(s) and/or Optioned Target(s) and/or Licensed Product in respect of which such material breach occurred; or (ii) in its entirety if such material breach relates to all Reserved Targets and Optioned Targets or such material breach is so fundamental in nature that it materially and adversely affects the purpose of the Agreement as a whole, in either case by providing written notice to the Breaching Party, which notice shall, in each case: (i) expressly reference this Section 18.3, (ii) reasonably describe the alleged material breach which is the basis of such termination, (iii) whether such termination is partial or in respect of the entire Agreement, and (iv) clearly state the Non- Breaching Party’s intent to terminate this Agreement (in part or in its entirety) if the alleged breach is not cured within such period (“Cure Period”). The termination shall become effective at the end of the Cure Period unless the Breaching Party cures such breach during such Cure Period, and such termination shall only apply to those Reserved Target(s) and Optioned Target(s) to which such material breach relates unless terminated in its entirety. Notwithstanding the foregoing: (A) in the event of a good faith dispute with respect to the existence of a material breach, the Cure Period shall be tolled and the termination will become effective only if such material breach remains uncured for after the final resolution of such dispute pursuant to Article 19; provided, however, that such period has not been extended pursuant to subsection (B) below which shall apply mutatis mutandis; and (B) if such material breach (other than a payment breach), by its nature, is curable, but is not reasonably curable within the Cure Period, then such Cure Period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses reasonable efforts to cure such breach in accordance with such written plan during such Cure Period, provided that no such extension shall exceed a further without the consent of the Non-Breaching Party. 18.4 At any time during the Term, Genmab may terminate this Agreement in its entirety or in part on an Optioned Target-by-Optioned Target basis by providing written notice of termination to Centessa, which notice includes an effective date of termination at least after the date of the notice.

EXECUTION VERSION Genmab Matter Number: 59205 50 20. Change of Control 20.1 If Centessa undergoes a Change of Control or effects an Acquisition during the Term, the following shall apply (as applicable): (A) all Genmab Background IP and Genmab Foreground IP owned by Genmab immediately prior to such Change of Control or Acquisition shall continue to be Genmab Background IP and Genmab Foreground IP owned by Genmab for purposes of this Agreement; (B) all Centessa Background IP and Centessa Foreground IP owned by Centessa immediately prior to such Change of Control or Acquisition shall continue to be Centessa Background IP and Centessa Foreground IP owned by Centessa for purposes of this Agreement; (C) Patent Rights and any other Intellectual Property Rights owned or Controlled by the Acquirer or Subject Entity shall not be included within Centessa Background IP or Centessa Foreground IP or Licensed Technology (as applicable), and shall not be subject to the terms of this Agreement unless: (i) prior to the consummation of such Change of Control or Acquisition, Centessa or any of its Affiliates also Controlled such Patents or other Intellectual Property Rights of the Acquirer or Subject Entity; or (ii) such Intellectual Property Rights of the Acquirer or Subject Entity were not used in the performance of activities under this Agreement (including the Research Plan) prior to the consummation of such Change of Control or Acquisition, but after the consummation of such Change of Control or Acquisition, Centessa or any of its Affiliates uses or makes available for use such Intellectual Property Rights in the performance of this Agreement, then in each case such Intellectual Property Rights shall be deemed “Controlled” by Centessa for the purposes of this Agreement; (D) any Acquirer or Subject Entity shall be deemed an Affiliate of Centessa for purposes of Section 6.1 in respect of research, development and commercialization activities commenced before or after consummation of the Change of Control or Acquisition, save that an Acquirer or Subject Entity may carry out research, development and commercialization activities which would otherwise breach Section 6.1. whether such activities were commenced before or after the consummation of the Change of Control or Acquisition provided that: (1) the Acquirer or Subject Entity (as applicable) does not have access to, or use: (i) any, Genmab Background IP, any Foreground IP, any Confidential Information of Genmab or its Affiliates, or (ii) any Licensed Technology which is the subject of a license to Genmab hereunder to carry out such activities, and in each case (i) and (ii) can reasonably demonstrate the same to Genmab upon its request; and

EXECUTION VERSION Genmab Matter Number: 59205 52 If the performance of this Agreement or of any obligation by a Party hereunder (other than an obligation to make payments hereunder) is prevented, restricted or interfered with by reason of Force Majeure, the affected Party shall be excused from such performance to the extent of such prevention, restriction or interference; provided however, the affected Party shall promptly advise the other Party of the existence of such prevention, restriction or interference, shall use its reasonable efforts to avoid or remove such causes of non- performance and shall continue performance hereunder whenever such causes are removed. If any Force Majeure delays or prevents the performance of the obligations of either Party for a continuous period in excess of , the Party not so affected shall then be entitled to give notice to the affected Party to terminate. Such a termination notice shall be irrevocable, except with the written consent of both Parties. 21.3 Further Assurance Either Party shall (and shall procure that its Affiliates shall and shall use reasonable efforts to procure that any necessary Third Party shall) at any time, including after the expiration or termination of this Agreement, upon the request of the other, and at the other’s cost, do and execute all such acts, deeds, documents and things as may reasonably be required for the purpose of giving full effect to this Agreement (including to perfect and complete the grant of, or, in accordance with the terms of this Agreement, otherwise protect, or record, the rights and licenses hereby conferred upon the other), subject to any express restrictions in this Agreement on the extent of either Party’s obligations under this Agreement. 21.4 Waiver Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No failure to exercise nor any delay in exercising by any Party to this Agreement of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part, and no single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy. Subject to the specific exclusions and limitations and express provisions to the contrary set out in this Agreement, all rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise. 21.5 Notices All notices required or permitted under this Agreement shall, except where otherwise specifically provided, be in writing and be sent by air courier or by electronic mail (with a confirmation copy by air courier) properly addressed to the respective Parties as follows: If to Genmab: Attention: Email: or the address of Genmab as registered in the Danish Central Business Register or any official successors hereof or

EXECUTION VERSION Genmab Matter Number: 59205 54 21.9 Use of Name Except as provided herein, neither Party may use in any manner the other Party’s or its Affiliates’ name, trade name or corporate logo, or any contraction, abbreviation or adaptation thereof, without the express written consent of the other Party. 21.10 Severability When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be illegal, void, invalid or unenforceable under the Law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected (unless the provision in question is of such essential importance to this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provision), and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic, legal and commercial effect is as consistent as possible with the invalid or unenforceable provision. 21.11 Entire Agreement; Amendments This Agreement (and any other documents referred to herein) constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto whether written or oral (including the NDA). The Schedules to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. Each Party acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agrees that it shall have no remedy in respect of any other such representation or warranty provided that nothing herein shall exclude or limit liability for fraudulent misrepresentation. No release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. 21.12 Variation No terms or provisions of this Agreement shall be varied, extended or modified by any prior or subsequent statement, conduct or act of either of the Parties, except by a written instrument specifically referring to this Agreement and signed by both Parties. 21.13 Governing Law Subject to Section 19 but notwithstanding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, this Agreement and any non-contractual obligations arising from or connected with it shall be governed by New York Law and this Agreement shall be construed in accordance with New York Law. 21.14 Counterparts This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

EXECUTION VERSION Genmab Matter Number: 59205 55 21.15 Electronic Signature The Parties agree that this Agreement can be signed using a DocuSign® electronic signature. Such electronic signature is the legally binding equivalent to a Party’s handwritten signature, and it has the same validity, enforceability and meaning as a handwritten signature, and the Parties hereby waive any objection to the contrary. [Signature page follows.]

EXECUTION VERSION Genmab Matter Number: 59205 57 SCHEDULE 1 : LICENSED PATENTS Attached separately – composed of four (4) pages

EXECUTION VERSION Genmab Matter Number: 59205 58 SCHEDULE 2 : INITIAL RESERVED TARGETS

EXECUTION VERSION Genmab Matter Number: 59205 59 SCHEDULE 3 : RESEARCH WORK PLAN Attached separately – composed of six (6) pages

EXECUTION VERSION Genmab Matter Number: 59205 61 SCHEDULE 5 : CENTESSA CD3 BINDERS Intentionally Left Blank